Exhibit 21.1

                                SPAR Group, Inc.
                              List of Subsidiaries


100% Owned Subsidiaries...........................State/Country of Incorporation
-----------------------                           ------------------------------
PIA Merchandising Co., Inc............................................California
PIA Merchandising Limited....................................Nova Scotia, Canada
Pacific Indoor Display Co., Inc.......................................California
Pivotal Field Services, Inc...............................................Nevada
Pivotal Sales Company.................................................California
Retail Resources, Inc.....................................................Nevada
SPAR Acquisition, Inc.....................................................Nevada
SPAR All Store Marketing Services, Inc....................................Nevada
SPAR Bert Fife, Inc.......................................................Nevada
SPAR/Burgoyne Retail Services, Inc. (f/k/a SPAR Retail
  Information, Inc.)........................................................Ohio
SPAR Canada Company..........................................Nova Scotia, Canada
SPAR Canada, Inc..........................................................Nevada
SPAR Group International, Inc.............................................Nevada
SPAR Inc., (f/k/a SPAR/Burgoyne Information Services, Inc.)...............Nevada
SPAR Incentive Marketing, Inc...........................................Delaware
SPAR International LTD............................................Cayman Islands
SPAR Marketing, Inc.......................................................Nevada
SPAR Marketing, Inc. (f/k/a SPAR Acquisition, Inc.).....................Delaware
SPAR Marketing Force, Inc.................................................Nevada
SPAR Megaforce, Inc.......................................................Nevada
SPAR/PIA Retail Services, Inc.............................................Nevada
SPAR Technology Group, Inc. (f/k/a SPARinc.com, Inc.).....................Nevada
SPAR Trademarks, Inc......................................................Nevada

51% Owned International Subsidiaries.....................................Country
------------------------------                                           -------
SGRP Meridian (Pty), Ltd............................................South Africa
SPAR Merchandising Romania, Ltd..........................................Romania
SPAR Solutions India Private Limited.......................................India
SPAR Turkey, Inc..........................................................Turkey

50% Owned International Joint Ventures...................................Country
--------------------------------                                         -------
SGRP China Ltd.............................................................China
SPAR FM Japan, Inc.........................................................Japan